                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported)
                       January 31, 2003 (January 30, 2003)


                           NATIONAL STEEL CORPORATION
             ------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                        1-983                25-0687210
        ------------                    ---------            ---------------
 (State or Other Jurisdiction          (Commission            (IRS Employer
       of Incorporation)               File Number)         Identification No.)

   4100 Edison Lakes Parkway, Mishawaka, IN                        46545-3440
   ------------------------------------------                     ------------
    (Address of Principal Executive Office)                        (Zip Code)

        Registrant's telephone number, including area code: 574-273-7000

                                       N/A
                        --------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Required Regulation FD Disclosure.

        On January 30, 2003, National Steel Corporation (the "Company") announced that it has reached an agreement with AK Steel Corporation ("AK Steel") for the sale of substantially all of the Company's principal steelmaking and finishing assets, as well as National Steel Pellet Company, the Company's iron ore pellet operations in Keewatin, Minnesota. A copy of the Asset Purchase Agreement, dated January 30, 2003, by and among AK Steel, the Company and certain of the Company's subsidiaries is attached hereto as Exhibit 2.1. On January 30, 2003, the Company issued a press release relating to the foregoing. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)   Exhibits.

        Exhibit
        Number            Description
        -------           -----------

        2.1 Asset Purchase Agreement, dated January 30, 2003, by and among AK Steel Corporation and National Steel Corporation and the Subsidiaries of National Steel Corporation set forth on the signature pages thereto.

        99.1 Press Release issued by National Steel Corporation on January 30, 2003.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2003                             NATIONAL STEEL CORPORATION
                                                   Registrant

                                                   By:  /s/ Kirk A. Sobecki
                                                      --------------------------
                                                       Kirk A. Sobecki
                                                       Senior Vice President &
                                                       Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number        Description
--------      -----------

2.1 Asset Purchase Agreement, dated January 30, 2003, by and among AK Steel Corporation and National Steel Corporation and the Subsidiaries of National Steel Corporation set forth on the signature pages thereto.

99.1          Press Release issued by National Steel Corporation on January 30,
              2003.